Exhibit 10.28.1
Third Point Reinsurance Ltd.
Schedule of Signatories to the Director and Officer Indemnification Agreement

J. Robert Bredahl
Justin J. Brenden
Nicholas J.D. Campbell
Christopher S. Coleman
Steven E. Fass
Rafe de la Gueronniere
Manoj K. Gupta
Gretchen A. Hayes
Mary R. Hennessy
Daniel V. Malloy
Neil McConachie
Mark Parkin
Joshua L. Targoff
Janice R. Weidenborner